UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2013, we entered into a Securities Purchase Agreement with the investors set forth on Schedule A thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we agreed to sell to the investors 1,158,730 shares of our common stock (the “Shares”) at a price of $3.15 per share and warrants to purchase an aggregate of 869,047 shares of our common stock (the “Warrants”) with an exercise price of $3.15 per share (the “Private Placement”). The Warrants will expire five years following the issuance date thereof and may be exercised for cash or, if the current market price of our common stock is greater than the per share exercise price, by surrender of a portion of the Warrant in a cashless exercise. The aggregate purchase price for the Shares and the Warrants to be sold in the Private Placement will be approximately $3.65 million. The closing of the Private Placement is expected to occur on May 13, 2013.

The Purchase Agreement includes representations, warranties, covenants and closing conditions customary for transactions of this type. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering described above is being made pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing is a summary of the terms of the Purchase Agreement and the Warrant. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the form of Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant.

10.1	Securities Purchase Agreement, dated as of May 9, 2013, by and between the Company and the investors named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Michael Gennaro
Michael Gennaro Chief Financial Officer

Date: May 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant.

10.1	Securities Purchase Agreement, dated as of May 9, 2013, by and between the Company and the investors named therein.